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                                                                     Exhibit 5.1

                          [McGUIREWOODS LLP LETTERHEAD]


                                January 18, 2001


Markel Corporation
4521 Highwoods Parkway
Glen Allen, VA  23060

Ladies and Gentlemen:

         We have advised Markel Corporation, a Virginia corporation (the "Company"), in connection with the Registration Statement (No. 333-52544) on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the Company's common shares, preferred shares, warrants and debt securities (collectively, the "Securities"), to be offered from time to time by the Company and certain selling security holders on terms to be determined at the time of the offering. Terms used and not defined herein shall have the meanings given to them in the Registration Statement.

         We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

         On the basis of such examination and review, we advise you that, in our opinion, when the terms of any class or series of the Securities have been authorized by appropriate action of the Company and have been issued and sold as described in the Registration Statement, the prospectus, the applicable prospectus supplement and any underwriting or similar sales or distribution agreement and, with respect to the Debt Securities, when such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then (i) the Securities will be legally issued and, with respect to common shares and preferred shares, fully paid and nonassessable and (ii) the Debt Securities will be validly authorized and issued and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us under the heading "Legal Matters" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ McGuireWoods LLP